Exhibit 99.1

News Release
Cenveo Shareholders Elect Director Nominees

STAMFORD, CT – (May 5, 2010) – At the Annual Meeting of Shareholders of Cenveo, Inc. (NYSE: CVO), held in Stamford, CT today, the following directors were elected:

- Gerald S. Armstrong

- Robert G. Burton, Sr.

- Leonard C. Green

- Dr. Mark J. Griffin

- Robert B. Obernier

Shareholders also ratified the selection of the Company’s Independent Auditors for 2010.

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and solutions.  The Company provides its customers with low-cost alternatives within its core businesses of labels and forms manufacturing, packaging and publisher offerings, envelope production, and printing; supplying one-stop solutions from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

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Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.